SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 16, 2004

THE TALBOTS, INC. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12552 (Commission File Number)	41-1111318 (I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts (Address of Principal Executive Offices)	02043 (Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

        On April 16, 2004, The Talbots, Inc. and The Bank of Tokyo-Mitsubishi, Ltd. entered into the Second Amendment to Credit Agreement dated as of April 17, 1998 (as amended, supplemented, or otherwise modified from time to time) between The Talbots, Inc. and The Bank of Tokyo-Mitsubishi, Ltd.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit 99.1	Second Amendment to Credit Agreement dated as of April 17, 1998 between The Talbots, Inc. and The Bank of Tokyo-Mitsubishi, Ltd., dated April 16, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2004	THE TALBOTS, INC. By: /s/ Carol Gordon Stone —————————————— Name: Carol Gordon Stone Title: Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Second Amendment to Credit Agreement dated as of April 17, 1998 between The Talbots, Inc. and The Bank of Tokyo-Mitsubishi, Ltd., dated April 16, 2004.